UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 5, 2016

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey		08628
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Church & Dwight Co., Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on May 5, 2016 (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the Company’s stockholders are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of three years each, except for Mr. Farrell who was elected to serve a term of two years. The voting results for each director nominee were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Matthew T. Farrell	96,447,151	778,854	77,667	16,611,132
Bradley C. Irwin	96,482,185	745,432	76,055	16,611,132
Penry W. Price	96,696,094	529,805	77,773	16,611,132
Arthur B. Winkleblack	96,527,886	693,488	82,298	16,611,132

Proposal No. 2 — Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
92,729,618	4,372,721	201,333	16,611,132

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. The voting results on the proposal were as follows:

For	Against	Abstain
112,210,975	1,582,593	121,236

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: May 6, 2016	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary